INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1995 included in the Annual Report on Form 10-K of Vital Signs, Inc. for the year ended September 30, 1995.




Goldstein Golub Kessler & Company, P.C.

New York, New York
August 6, 1996